Exhibit 10.20

                                                       [Translated from Spanish]
                                                     In Madrid, February 1, 2005


                                 BY AND BETWEEN
                                 --------------

      PARTY OF THE FIRST PART: Mr. ESTEBAN PEREZ HERRERO, with National Identity Document (D.N.I.) 15.116.567-R, of legal age, domiciled in Llodio, Alava, C/ Vitoria n(0) 24, on his own behalf and right.

      He will hereinafter be called THE PROVIDER.

      PARTY OF THE SECOND PART: Mr. CARLOS DE FIGUEIREDO ESCRIBA, with D.N.I. 50.432.216-R, of legal age, domiciled in Madrid, Calle Tellez n(0) 30, on behalf and representation of and as proxy for GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L., with Taxpayer ID (C.I.F.) B-83406462.

      He will hereinafter be called THE CONTRACTOR.

      Both parties, in the respective capacity and representation in which they act, acknowledge sufficient capacity to execute this document and, for that purpose, they

                                      STATE

      ONE.- THE CONTRACTOR is a business association whose corporate purpose, among others, is the marketing and distribution of all types of goods and services, in particular all those related to the world of collectables, either over the Internet or through other telematic technologies.

      TWO.- THE CONTRACTOR belongs to a business group named GMAI-AUCTENTIA doing business in several countries, and it needs to hire a person who has sufficient ability and professionalism to represent the company inside the aforementioned group.

      THREE.- THE PROVIDER has vast expertise in performing the duties of Representation and Corporate Governance in different business associations and is willing to provide the services specified by THE CONTRACTOR.

      FOUR.- The Board of Directors of the GMAI-AUCTENTIA group, in its meeting of December 15, 2004, agreed to appoint THE PROVIDER, Mr. ESTEBAN PEREZ HERRERO, as CHIEF CORPORATE STRATEGY OFFICER of the group, whose professional services are to be contracted directly by THE CONTRACTOR, the company GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L.


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

The parties, acknowledging mutual capacity, have agreed to sign this services agreement in accordance with the following:


                                  STIPULATIONS

      ONE.- Purpose

      1.1.- The purpose of this agreement is for THE PROVIDER to provide to THE CONTRACTOR certain services of "Permanent Representation and Corporate Governance." Specifically, THE PROVIDER will be responsible for performing the following tasks:

      -  Services of Chief Officer within the GMAI-AUCTENTIA group.
      - Legal representation at all meetings, Shareholders' Meetings or Board Meetings held for such purposes.
      -  Assistance to Government Bodies.
      -  Development of the Group's Corporate Strategy.

      1.2.- Periodically and at the request of either party, these parties will study the tasks hereunder in order to implement those changes that are considered useful or necessary for THE PROVIDER so that he may do his job correctly.

      TWO.- Duration

      The duration of this agreement will be ONE (1) year, that period will start from the day this agreement is signed, tacitly extendible for equal periods of duration, if neither party expressly states upon its expiration its desire not to continue in it.

      The express statement of not continuing in the agreement must be made conclusively by one party to the other one month before the term of the agreement expires.

      THREE.- Responsibility

      3.1.- THE PROVIDER agrees to provide the services hereunder with due diligence and confidentiality, complying with the strictest standards of professionalism.

      3.2.- THE PROVIDER guarantees THE CONTRACTOR that it is up to date in complying with its legal and Social Security obligations.

      3.3.- The contracted services will partially be performed at THE CONTRACTOR's facilities.


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

      3.4.- The relationship between the parties is exclusively business related, and there is no labor association whatsoever between THE CONTRACTOR and Mr. ESTEBAN.

      FOUR.-Remuneration

      4.1.- For the first year of this agreement THE PROVIDER will receive for rendering the services hereunder an annual amount composed of a fixed part and a variable part, which is reflected in the document attached hereto as Addendum 1 due to reasons of confidentiality, which both parties sign.

      Payment of the agreed upon remuneration will be made within the last five days of every month through a bank transfer into the checking account THE PROVIDER designates for such purposes.

      4.2.- The VAT tax in effect at every moment will be added to the agreed upon remuneration, and it will be subject to the I.R.P.F. [Income Tax] withholding the corresponding percentage.

      4.3.- For subsequent periods of duration, the remuneration for services rendered will be reviewed and agreed upon again by the parties.

      4.4.- All those expenses which THE PROVIDER incurs in order to perform the purpose of this agreement will be reimbursed in accordance with to THE CONTRACTOR's bylaws.

      FIVE.- CONFIDENTIALITY.

      Both parties acknowledge and accept the confidential nature of this agreement and its contents and guarantee their utmost diligence in protecting and safeguarding the confidential nature thereof and assume the express duty of confidentiality. They also undertake to ensure that their staff or any individual or company having access to this instrument for any reason comply with the stipulations contained in this clause.

      Furthermore, both parties agree to treat as confidential all information and data related to its activity and any other information it has access to by reason of this agreement, with both parties responsible for the damages caused to the other party in the event of default on this obligation that they commit or that is committed by their staff or by any individual or company having access to the above cited information.

      Furthermore, both parties agree to treat as confidential all information they are given by the other party by virtue


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

      of this agreement. The information provided by the contracting parties will be used only within the framework of this agreement.

      SIX.- Notwithstanding the stipulations provided in the preceding clause, both parties agree that if, in order to comply with Spanish or American laws, this agreement needs to be made public, the information that is strictly necessary will be communicated, provided that the consent of both parties is obtained.

      SEVEN.- Termination

      Either party may terminate this agreement, with no need to allege any reason, with notification rendered three months in advance, without this generating any obligation on either party to indemnify the other party for such termination.

      If either party terminates this agreement, THE CONTRACTOR will be obligated to pay the corresponding portion of the agreed upon remuneration that has fallen due as of the termination date.

      EIGHT.- Notifications

      For any notification between the parties relative to this agreement, the following domiciles are established:

      GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L.
      C/ Joaquin M(a) Lopez n(0) 8, Bis.
      28015 Madrid.

      D. ESTEBAN PEREZ HERRERO.
      C/ Vitoria n(0) 24.
      01400 Llodio, Alava.

      NINE.- Forum

      It is the desire of the parties to expressly renounce the judicial forum they had and to submit to legal arbitration any controversy, issue or incidence arising in connection with this agreement, and they agree to comply with the arbitration decision.

      Consequently, the contracting parties agree that all litigation, discrepancy, issue or claim resulting from the execution or interpretation of this agreement or related thereto, directly or indirectly, will be settled definitively by arbitration of the Madrid Court of Arbitration of the Official Chamber of Commerce and Industry of Madrid,



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

which is entrusted with administering the arbitration and appointing the arbitrators according to its Regulation and Statute.


And in witness whereof, they sign this instrument in the place and on the date indicated above.




GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L.
Signed: Carlos de Figueiredo Escriba.




ESTEBAN PEREZ HERRERO.






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


                                                                 ADDENDUM N(0) 1


      AGREED UPON REMUNERATION:

      FIXED PART: FOUR HUNDRED THOUSAND (400,000) EURO per annum, payable in monthly arrears of THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE EURO AND THIRTY-THREE EURO CENTS (33,333.33) per month.

      VARIABLE PART: In addition to the fixed part established in the point above, THE PROVIDER will receive the equivalent of 1% of the Profits before Consolidated Taxes of the American company GREG MANNING AUCTIONS, INC., up to a maximum of ONE HUNDRED THOUSAND (100,000) Euro per annum.

      With regard to the fiscal year ending June 30, 2005, THE PROVIDER will earn the proportional part corresponding to the period his services were effectively rendered.




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

                                                       [Translated from Spanish]
                                                                Appendix no. II


                                                           Madrid, May 17, 2005


                                MEETING BETWEEN:
                                ----------------


      PARTY OF THE FIRST PART: MR. ESTEBAN PEREZ HERRERO, with National Identity Card no. 15.116.567-R, of legal age, residing at C/ Vitoria no. 24, Llodio, Alava, acting in his own name and on his own behalf.

      PARTY OF THE SECOND PART: MR. CARLOS DE FIGUEIREDO ESCRIBA, with National Identity Card no. 50.432.216-R., of legal age, residing at Calle Tellez n(0) 30, Madrid, acting in the name and in representation of as proxy of GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L., with Tax ID no. B-83406462.

      The parties, acting in their names and representations respectively, recognize that they have adequate ability for the issuance of this document, and for this purpose,

                                 STATE AND AGREE

1.- That the parties, on February 1, 2005, signed a contract for the provision of services in virtue whereof, Mr. ESTEBAN PEREZ HERRERO provides certain services of "Permanent Representation and Corporate Governance" to GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L., this all in agreement with the stipulations contained in said contract.

2.- That within those services specified in said contract, representation services for the GMAI-Auctentia Group are set forth, which include therein companies from other countries, whose laws on matters of contracts differ from Spanish law.

3.- As a consequence, both parties agree to complement the stipulations contained in the contract dated February 1, 2005 with the stipulations contained in this document, which shall not modify the content of the stipulations contained in the previous contract, but rather shall extend them in the following manner:


(Hereinafter, Mr. ESTEBAN PEREZ HERRERO shall be called the CONTRACTOR, and GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L. shall be called the CONTRACTING PARTY.)


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

        FIRST.- FOURTH Stipulation 1. wherein the compensation agreed upon for the services provided is established, as well as in appendix no. 1, in which said compensation is detailed, shall be complemented and consequently extended through the following text:

        "Relative to the fiscal year ending on June 30, 2005, the CONTRACTING PARTY shall pay the CONTRACTOR a cash bonus equal to 1% of the Audited Profit before Taxes for the American company GMAI (company belonging to the GMAI-Auctentia group), for said fiscal year up to a maximum bonus of 100,000 Euro, pro-rated on a proportional basis corresponding to the period of services actually executed. If the period of this contract's duration should expire on February 1, 2006, as stipulated in the second stipulation of the Contract, the CONTRACTOR shall have the right to receive a cash bonus equal to the sum of 1% of GMAI's Audited Profit before Taxes for said fiscal year (up to a maximum of 100,000 Euro) in proportion to the actual work during that current fiscal year. The term "Audited Profit before Taxes" means GMAI's net income for the fiscal year before taxes on income and bonuses paid in accordance with this clause, determined according to generally accepted accounting principles, to be applied as determined by GMAI's independent auditors.


      The Bonus shall be payable immediately after GMAI's independent auditors have determined the amount of Audited Income before Taxes as demonstrated by the report issued by said auditors, but in no event shall it be later than two and a half months after the end of the calendar year in which said fiscal year ends. In the event that the CONTRACTOR'S work should conclude before the end of a fiscal year, for any reason other than "Justified Cause" (in accordance with the seventh stipulation), a pro-rated Bonus shall be paid no later than a month and a half after the end of the calendar year in which said termination occurs. In the event that the auditors' reports should not be available at the time that a Bonus is to be paid in virtue of this stipulation, the Bonus shall be calculated by the CONTRACTING PARTY in good faith, basing itself on the information then available. For the purposes of determining the amount of the Bonus, the Audited Profit before Taxes shall first be converted into Euro, using the type of currency exchange rate available on the business day immediately prior to the date of the report issued by the auditors.


        SECOND.- The FIFTH stipulation, relative to the CONTRACTOR's confidentiality, is extended and qualified in the following manner:


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

      "A.- The CONTRACTOR acknowledges that during the course of his work with the CONTRACTING PARTY he shall need access to, and use of, "Confidential Information" (which shall be defined at a later date) and confidential records of the CONTRACTING PARTY. The CONTRACTOR, for the duration of this contract, or at any later time, directly or indirectly shall not use for his own purposes or to the benefit of any person or entity other than



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

      the CONTRACTING PARTY, or shall not otherwise reveal, any "confidential information" to any other person or entity except if its disclosure has been authorized in writing by the CONTRACTING PARTY or if the law should require it.

        The CONTRACTOR understands that the term "confidential information" includes, but is not limited to, the following:

             a) the name and address of any client, vendor for the CONTRACTING PARTY or any information which refers to the transactions or relations of any client, vendor of the CONTRACTING PARTY, or any partner, principals, advisors, executives, or agents of the CONTRACTING PARTY;

             b) any information referring to any product, technology, or process employed by the CONTRACTING PARTY but not generally known to its clients, vendors, or competitors, either in development or under testing by the CONTRACTING PARTY but at that time not generally offered to clients or vendors;

             c) any information referring to the CONTRACTING PARTY's software, information systems, price-setting or marketing methods, product costing, material costs, capital structure, business results, loan agreements, or business plans;

             d) any information that is generally considered to be confidential or the property of any business lines initiated by the CONTRACTING PARTY;

             e) any business plans, budgets, advertising, or marketing plans of the CONTRACTING PARTY;

             f) any information that is contained in any of the oral or written policies and procedures or manuals;

             g) any information which belongs to the CONTRACTING PARTY's clients, vendors or any other person or entity that the CONTRACTING PARTY may have agreed to keep confidential;

             h) any inventions, innovations, or improvements covered in this Contract;

             i) information on salary, personnel, and work of the CONTRACTING PARTY; and

             j) all materials related or belonging to any of the foregoing, whether in handwritten, printed, graphic, video, audio, electronic, or other format.



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

        B).- The CONTRACTOR recognizes that the information that is not new, not registered as copyrighted or patented may in any case be "confidential information."

        C).- The term "confidential information" does not include information known to the CONTRACTOR prior to his work for the CONTRACTING PARTY or information generally available and known to the public or information that is or becomes available to the CONTRACTOR on a non-confidential basis from a source other than the CONTRACTING PARTY, or its advisors, executives, employees, partners, or agents.

        D).- All "confidential information" is and shall be the exclusive property of the CONTRACTING PARTY during the period of duration of this contract and afterwards. After the termination of this contract for any reason, the CONTRACTOR may not retain any of the CONTRACTING PARTY's "confidential information" and shall quickly return any "confidential information" that is in his possession to the CONTRACTING PARTY.

        E) All inventions, innovations, or improvements (including policies, processes, upgrades, software, ideas, and discoveries, whether they be patents, copyrights, business trademarks, service marks, or others) conceived or produced by the CONTRACTOR, whether exclusively or jointly with others, in the course of his work, and any derivatives whatsoever of any of said inventions, innovations, or improvements that belong to the CONTRACTING PARTY. The CONTRACTOR shall immediately disclose in writing to the CONTRACTING PARTY said inventions, innovations, or improvements in their entirety, and shall undertake all actions reasonably requested by the CONTRACTING PARTY to establish and confirm ownership by the CONTRACTING PARTY, including, but not limited to, cooperation and assistance provided to the CONTRACTING PARTY to obtain patents, copyrights, commercial trademarks, or service marks for the CONTRACTING PARTY in the United States and in foreign countries. The CONTRACTOR agrees that any request submitted by the CONTRACTOR for the period of one year after the termination of his work in virtue of this contract, shall be assumed to be an invention that was executed during his work, except if he can provide evidence to the contrary to the satisfaction of the CONTRACTING PARTY.

        THIRD.- The SEVENTH stipulation, relative to the power to terminate this contract, is extended in the following manner, without prejudice to that established in the previous contract:

        "A.- The CONTRACTOR's work in virtue of this contract shall be terminated prior to the expiration of the initial period in the event of his demise.


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

        B.- The CONTRACTING PARTY may terminate the CONTRACTOR's work in virtue of this contract at any time after the CONTRACTOR has become totally incapacitated. For the purposes of this contract, the CONTRACTOR shall be totally incapacitated when he is unable to perform the functions and responsibilities contemplated in virtue of this Contract for a period of more than 120 consecutive days or more than 180 days in any 365-day period due to disability or physical or mental deterioration.

        C.- The CONTRACTING PARTY may terminate the contract for "Justified Cause" at any time after having provided a written notice to the CONTRACTOR. For this purpose, "Justified Cause" means any of the following:

            - negligence or fault or refusal by the CONTRACTOR to fulfill his obligations in virtue of this Contract (other than as a result of total or partial incapacitation due to physical or mental illness);

            - any action , or omission by the CONTRACTOR which constitutes severe negligence or intentional wrongful conduct relative to the fulfillment of his obligations which may be reasonably expected to substantially damage the reputation, business, or business relationships of the CONTRACTING PARTY.

            - the CONTRACTOR'S being sentenced for an offense or any crime that includes, in the good faith judgment of the CONTRACTING PARTY, fraud, dishonesty, or moral turpitude;

            -   any other material non-fulfillment of this Contract.

A termination by the CONTRACTING PARTY in virtue of this stipulation for Justified CAUSE shall enter into force solely if a period of 14 days has elapsed after the delivery of a written notice from the CONTRACTING PARTY to the CONTRACTOR, in which the CONTRACTING PARTY has terminated his work with Justified Cause, and the CONTRACTOR has not rectified the circumstances which give rise to the Justified Cause.

D.- The CONTRACTOR may terminate this contract in virtue of this [stipulation] for Justified Cause at any time, by providing a written notice to the CONTRACTING PARTY. For the purposes of this Contract, "Justified Cause" means any of the following:

            - The CONTRACTING PARTY decreases or ceases to pay the CONTRACTOR the Base Salary or Bonus stipulated in this contract.

            - The CONTRACTOR no longer occupies the position of "Chief Corporate Strategy Officer" or a position at an equivalent level, or his functions and/or obligations have substantially decreased; or

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

            - The CONTRACTOR's workplace is moved to a location which is more than thirty (309 miles from the current location, except if the parties mutually agree to a move of more than thirty 830) miles from the current location.

        A termination by the CONTRACTOR with Justified Cause shall enter into force only if in a period of 14 days after the delivery of a written notice from the CONTRACTOR to the CONTRACTING PARTY that the CONTRACTOR is terminating his work with Justified Cause, and the CONTRACTING PARTY has not rectified the circumstances that gave rise to the Justified Cause.

      E.- In the event that the CONTRACTOR's work in virtue of this contract is terminated for any reason prior to the initial contract period, the CONTRACTOR shall not have the right to receive other compensation, or to participate in any other plan, agreement, or service, in relation to any future period after his termination or resignation.

        FOURTH.- The EIGHTH stipulation, relative to notices, is complemented with the following:

        All notices or other communications required or contemplated by this Contract must be in writing and sent through one of the following methods: (1) personal delivery, in which case the delivery is considered to have occurred on the day of the delivery; (2) certified or registered mail, prepaid mail, with acknowledgment of receipt requested, in which case the delivery is considered to have taken place on the day that it is officially registered as having been delivered to the addressee foreseen; or (3) next-day delivery by a recognized courier service, in which case the delivery is considered to have taken place on the day of its receipt.

      FIFTH.- Both parties agree to establish the following stipulations which shall be joined to the rest of the contract:

        "NON-COMPETE."
        --------------

      The CONTRACTOR recognizes the highly competitive nature of the CONTRACTING PARTY's business and that access to the CONTRACTING PARTY's confidential records and "confidential information" makes him special and unique within the CONTRACTING PARTY's business sector. The CONTRACTOR agrees that during (i) this contract's duration and (ii) the period that begins with the termination date of the work and which ends a year after the contract's termination date (jointly, the "Coverage Period"), the CONTRACTOR, directly or indirectly, in his own name or in the name of any person or entity (i) shall not possess, manage, exploit, join with, participate in, invest in, or shall not be related to, or otherwise associated with, including as an executive, advisor, employee, independent contractor, shareholder, member, partner, consultant, advisor, agent, owner,

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

      "trustee," or investor, of any business located in the United States or in the European Community which, directly or indirectly, commits him to a Competitive Business; (ii) shall not request, do business with, or shall not attempt to or seek business which constitutes, or is related to a Competitive Business with any person or entity that may have been a client, vendor, licensee, or strategic ally of the CONTRACTING PARTY during the previous two-year period; or (iii) shall not persuade, or seek to persuade any client, supplier, vendor, licensee, or strategic ally to cease doing business or reduce the amount of business normally undertaken or contemplates doing with the CONTRACTING PARTY; in any case, it is understood, that ownership of 2% or less of shares or other instruments of a company, whose shares are quoted and/or transacted on a stock exchange or its equivalent, including the Nasdaq Stock Market, shall not constitute non-fulfillment, as long as the CONTRACTOR does not in fact hold the power to control or direct management of, and is not otherwise associated with said company. "Competitive business" shall mean any business or entity involved in any business initiated by the CONTRACTING PARTY during the contract.

        The CONTRACTOR agrees that during the "Coverage Period" directly or indirectly, (i) he shall not solicit or shall not attempt to solicit or encourage any of the CONTRACTING PARTY's employees, agents, consultants, or representatives to terminate their relationship with the CONTRACTING PARTY; or (ii) shall not solicit, encourage, contract, or attempt to solicit or encourage any of the CONTRACTING PARTY's employees, agents, consultants, or representatives to convert themselves into employees, agents, representatives, or consultants for any other person or entity.

        The CONTRACTOR understands that these restrictions may limit his ability to earn a living in a business similar to the CONTRACTING PARTY's businesses, but in any case he agrees and recognizes that the considerations stipulated in this Contract are sufficient to justify the restrictions which are contained in said stipulations. In consideration thereof, and in light of the CONTRACTOR's education, aptitudes, and skills, he agrees that he shall not state in any court that said stipulations prevent him from earning a living or otherwise shall remain without effect or must be considered to be without effect.

        EXECUTABILITY.
        --------------

        The CONTRACTOR recognizes that, in virtue of his position, his services and access and use of confidential records and owner's information, any violation on his part of any of these commitments shall cause the CONTRACTING PARTY immediate, material, and irreparable damage, which have no remedy. Consequently, the CONTRACTOR reserves the right to undertake pertinent legal action for the purpose of limiting any violation or threat of violation of any commitment. However, the rights and remedies stipulated in this contract are accumulative and shall be in addition to the rights and remedies otherwise available to the parties to this [contract] or under any other applicable contract or law.


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

      TRANSFER OF CONTRACT:

        This Contract is a personal contract that requires the stipulation of exclusive services by the CONTRACTOR and the rights and obligations of the CONTRACTOR in virtue of this document cannot be sold, transferred, ceded, pledged, or mortgaged. In the event of any attempt to cede or transfer rights in virtue of this contract by the CONTRACTOR contrary to the stipulations, the CONTRACTING PARTY shall not have future responsibility for payments in virtue of this Contract. The CONTRACTING PARTY's rights and obligations in virtue of this Contract may be assigned by the CONTRACTING PARTY without prior notice or consent of the CONTRACTOR, and shall be binding and shall be of benefit to the CONTRACTING PARTY's successors and purchasers.


        No waiver for any part of any non-fulfillment in accordance with this Contract shall be considered to be extended to any previous or subsequent non-fulfillment or shall not affect in any way any derivative rights whatsoever. A waiver by either party of any non-fulfillment by the other party shall not operate as a waiver of any other non-fulfillment, whether it be similar or different to the waived non-fulfillment. No delay on the part of the CONTRACTING PARTY or the CONTRACTOR in the exercise of any of their respective rights or remedies shall operate as a waiver of said right.


        SEPARATION.
        -----------

        If any stipulation of this Contract or its application to any person or circumstances is ruled by a competent court to be inapplicable in any measure, said stipulation shall be considered to be eliminated in the measure necessary to allow that the remaining stipulations be executed and the rest of this Contract, and the application of the inapplicable stipulation to other persons or circumstances shall not be affected. If any of this Contract's stipulations or any part of it is considered inapplicable due to the scope or the duration of the stipulation or the area covered by same, the scope, duration or area covered by said stipulation shall be reduced or otherwise amended in the minimum measure necessary to make said stipulation applicable, in the broadest measure allowed by law.

        The stipulations of this Contract in the sense that its terms require execution after the termination of the CONTRACTOR's work in virtue of this [document] or this Contract, shall survive said termination."


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

4.- This document is an appendix which forms an inseparable part of the contract signed on February 1, 2005, to which it is joined, contract which remains unaltered in all of its terms with the exception of all that was extended and completed through this document.

In the event that a dispute should arise in the interpretation of the stipulations established in the contract dated February 1, 2005, with those established in this document which is attached to the previous contract, the contract signed on February 1, 2005 shall always prevail.


5.- For the resolution of any dispute which may arise from the interpretation and/or fulfillment of this Contract, the parties submit themselves to the jurisdiction of the Courts and Tribunals of the city of Madrid, with express renunciation of any other jurisdiction which may have been available to them.


And in witness whereof, they read, approve, and sign this contract, in duplicate copies, in the city and on the date indicated above.






MR. ESTEBAN PEREZ HERRERO         GMAI AUCTENTIA CENTRAL DE COMPRAS, S.L.
Signed:                           Signed:  MR. CARLOS DE FIGUEIREDO ESCRIBA




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